Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Third Quarter 2021 Earnings

Scranton, PA, October 22, 2021/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months and nine months ended September 30, 2021. Peoples reported net income of $9.1 million, or $1.26 per diluted share for the three months ended September 30, 2021, an increase of 10.5% when compared to $8.3 million, or $1.14 per diluted share for the comparable period of 2020. The increase in earnings for the three months ended September 30, 2021 is primarily the result of a $2.1 million increase to pre-provision net interest income and a $0.6 million decrease to the provision for loan losses, partially offset by a $1.5 million decrease to noninterest income, primarily from lower interest rate swap revenue, and an increase to noninterest expense of $0.3 million.

Net income for the nine months ended September 30, 2021, totaled $27.1 million or $3.74 per diluted share, a 30.3% increase when compared to $21.2 million or $2.87 per diluted share for the comparable period of 2020. The increase in earnings in the 2021 nine month period is the product of a decrease to our provision for loan losses of $6.3 million, primarily due to an adjustment in the year ago period to the economic qualitative factors included in our allowance for loan losses methodology relating to the impact of COVID-19, an increase to pre-provision net interest income of $3.1 million and a decrease to noninterest expense of $0.4 million. Partially offsetting the increase were a higher income tax provision of $2.3 million and a decrease in noninterest income of $1.6 million.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude gains or losses from our investment securities portfolio, for the three months ended September 30, totaled $9.1 million and $7.9 million in 2021 and 2020, respectively. Core net income per share for the three months ended September 30, 2021 was $1.26, a 15.6% increase from $1.09 reported for the same period in 2020. Core net income in the 2021 third quarter excludes a pre-tax $5 thousand unrealized gain on our equity investment portfolio. Core net income for 2020 excludes a $2 thousand unrealized gain on our equity investment portfolio and a $457 thousand gain on the sale of investment securities.

Core net income for the nine months ended September 30, 2021 was $27.1 million or $3.74 per diluted share, a 33.1% increase when compared to $20.7 million or $2.81 per diluted share for the same period of 2020. Core net income for the current period excludes a pre-tax unrealized gain of $9 thousand on our equity investment portfolio. Core net income for 2020 was impacted by a pre-tax gain of $724 thousand on the sale of debt securities and a $82 thousand unrealized loss on our equity investment securities portfolio

NOTABLES

●	Record first nine month earnings of $27.1 million or $3.74 per diluted share.
●	Dividends declared for nine months ended September 30, 2021 of $1.12 per share represents a 3.7% increase from the same period in 2020.
●	Core return on average assets was 1.17% and 1.21% for the three and nine months ended September 30, 2021 compared to 1.16% and 1.05% for the three and nine months ended September 30, 2020.
●	Core return on average equity was 11.01% and 11.23% for the three and nine months ended September 30, 2021 compared to 10.12% and 8.98% for the three and nine months ended September 30, 2020.

●	Loan growth during 2021, excluding Paycheck Protection Program (“PPP”) loans, totaled $133.9 million, or 6.7%. PPP loan balances at September 30, 2021 total $83.5 million.
●	Assisted our small business customers secure $227.8 million of PPP loan forgiveness during the first nine months of 2021.
●	Deposits grew $403.8 million or 16.6% for the nine months ended September 30, 2021 and grew $229.2 million or 8.8% during the three months ended September 30, 2021.
●	Book value per share improved to $45.66 at September 30, 2021 from $43.30 at September 30, 2020, a 5.5% increase.
●	Tangible book value per share, a non-GAAP measure, increased 6.8% to $36.75 at September 30, 2021 from $34.40 at September 30, 2020.
●	Tax-equivalent net interest income increased $3.1 million or 5.2% to $64.1 million for the nine months ended September 30, 2021 compared to $61.0 million for the same period in 2020.
●	Provision for loan losses for the nine months ended September 30, 2021 decreased $6.3 million from the comparable nine month period in 2020.
●	Nonperforming assets as a percentage of loans and foreclosed assets at September 30, 2021 improved to 0.28% from 0.52% at September 30, 2020, and from 0.33% at June 30, 2021.
●	Received regulatory approvals to establish de novo branches in Warrendale, Allegheny County, PA to serve the Greater Pittsburgh market and in Piscataway, Middlesex County, NJ to serve the central New Jersey market.
●	Relocated our Binghamton, New York West Side Office due to its growth to a new branch office at 24 Mary Street, Binghamton to better serve our customers and provide an aesthetic addition to the local community.

 Visa Class B Common Stock Sale

On October 8, 2021, Peoples’ banking subsidiary, Peoples Security Bank and Trust Company (the “Bank”), agreed to sell 44,982 shares of the Class B common stock of Visa Inc. for a purchase price of $12.2 million. The shares had no carrying value on the Bank’s balance sheet and, as the Bank had no historical cost basis in the shares, the entire purchase price will be realized as a pretax gain. The transaction will have a positive impact on the Bank’s regulatory capital, which will be used for capital management and to support the Company’s organic growth.

The Bank received 73,333 Class B shares of Visa Inc. as part of its membership interest in March 2008, and 28,351 shares were redeemed in connection with Visa’s initial public offering in 2008. The sale of the remaining 44,982 Class B shares is expected to settle in October, 2021 and be included in our 2021 fourth-quarter and year-end results as an after-tax gain of $9.6 million. The gain on the sale of the Class B shares is not indicative of the expected results of consolidated operations for those periods.

INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three months ended September 30, 2021 was 3.07%, a decrease of 12 basis points when compared to 3.19% for the same period in 2020. Our tax equivalent net interest margin for the nine months ended September 30, 2021 was 3.06%, a decrease of 29 basis points when compared to 3.35% for the nine month period in 2020. The tax-equivalent yield on interest-earning assets decreased 36 basis points to 3.37% during the three months ended September 30, 2021 from 3.73% during the year ago period. For the nine months ended September 30, 2021, the tax-equivalent yield on interest-earning assets decreased 55 basis points to 3.41% from 3.96% during the corresponding period of 2020. The decrease in yield is due to lower market rates, a result of the Federal Open Market Committee ("FOMC") cutting the federal funds rate by 150 basis points in the first three months of 2020. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. Additionally, higher levels of federal funds sold at historically low rates contributed to the decrease in net interest margin.  At the same time, we experienced lower interest-bearing liability costs due to lower market rates and our actions to reduce deposit rates. This was partially offset however by the additional interest expense on subordinated debt we issued during the second quarter of 2020. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 34 basis points to 0.42% for the three months ended September 30, 2021 when compared to 0.76% during the year ago period. For the nine months ended

September 30, 2021 our average rate paid on total interest-bearing liabilities was 0.50% a decrease of 34 basis points when compared to 0.84% for the same period in 2020.

Third Quarter 2021 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income for the three months ended September 30, increased $2.1 million or 10.6% to $22.4 million in 2021 from $20.3 million in 2020.  The increase in tax equivalent net interest income was largely due to lower deposit costs of $1.1 million due to our focus to decrease deposit rates in the current low market rate environment.  Also contributing to the increase was higher loan income of $0.6 million from a higher rate variance due to Small Business Administration (“SBA”) accelerated forgiveness of PPP loans in the current quarter which offset the lower rates on the non-PPP loan portfolio, and higher investment and federal funds sold income due to a higher volume variance.  Total average earning assets increased $365.8 million or 14.5% from the year ago period due primarily from an increase of $265.6 million in federal funds sold balances resulting from strong deposit growth. PPP loans averaged $122.3 million in the three-month period ended September 30, 2021 with interest and net fees totaling $2.5 million compared to average balances of $216.9 million and interest and fees totaling $1.2 million in the prior period.  The tax-equivalent yield on the loan portfolio increased to 4.06% for the three months ended September 30, 2021, compared to 4.02% for the comparable period in 2020 due to $70.8 million of SBA PPP loan forgiveness and the resulting acceleration of the remaining unamortized net fees realized into income.  Excluding the PPP loans, the tax-equivalent yield of the loan portfolio was 3.83% and 4.21% at September 30, 2021 and 2020, respectively.  Loans, net averaged $2.2 billion for the three months ended September 30, 2021 and 2020.  For the three months ended September 30, the tax-equivalent yield on total investments decreased to 2.02% in 2021 from 2.30% in 2020.  Average investments totaled $365.5 million in 2021 and $281.5 million in 2020.  Average interest-bearing liabilities increased $249.5 million for the three months ended September 30, 2021, compared to the corresponding period last year the result of higher non-maturity deposits due to strong organic deposit growth and growth of public fund deposits which resulted in lowering our short-term and long-term borrowings.

For the three months ended September 30, 2021, the provision for loan losses decreased $0.6 million to $0.4 million from $1.0 million in the year ago period which reflected an increase to the asset quality qualitative factors in our allowance for loan losses methodology due to deferments requested on commercial loans and resulting risk rating migration. The provision for loan losses in the three month period ended September 30, 2021 is the result of growth of non-PPP loans and improved asset quality.

Noninterest income for the three months ended September 30, 2021 decreased to $3.4 million, a $1.5 million decrease from $4.9 million for the three months ended September 30, 2020.  The decrease was primarily due to a decrease in revenue generated from our commercial loan interest rate swaps of $1.1 million due to lower transaction volume due to increased market rates.  During the year ago period gains of $0.5 million were recognized from the sale of investment securities with no comparable gains recorded in the current period.  Mortgage banking revenue decreased $0.2 million in the three month period ended September 30, 2021 from lower volumes of mortgages sold into the secondary market.  Services charges, fees, commissions and other were higher in the current period by $0.1 million due to increased debit card interchange revenue and slightly higher service charges on consumer and commercial deposit accounts.  Wealth management revenue increased $0.1 million in the three month period ended September 30, 2021 due to an increase to the number of transactions.

Noninterest expense increased $0.3 million or 2.3% to $14.3 million for the three months ended September 30, 2021, from $14.0 million for the three months ended September 30, 2020. Other expenses increased $0.3 million or 11.5% due primarily to higher Pennsylvania shares tax expense, an increase to our FDIC assessment and an increase to losses on bad checks.

Nine-Month Results – Comparison to Prior Year First Nine Months

Tax-equivalent net interest income for the nine months ended September 30, increased $3.1 million or 5.2% to $64.1 million in 2021 from $61.0 million in 2020. The increase in tax equivalent net interest income was largely due to lower interest bearing deposit costs of $3.4 million, as deposit rates were lowered in the historically low market rate environment.  Partially offsetting the lower interest-bearing liability costs was a decrease of $0.5 million to our tax equivalent interest income primarily from a $0.8 million decrease in loan interest, as loans continue to reprice lower during the current low market rate environment.  The increase to total average earning assets of $373.5 million partially offset the lower yields. PPP loans averaged $179.0 million in the nine-month period ended September 30, 2021 with interest and fees totaling $6.3 million. The tax-equivalent yield on the loan portfolio decreased to 4.00% for the nine months ended September 30, 2021, compared to 4.25% for the comparable period in 2020 due to lower market rates. PPP loan balances yielded 4.69% in the current nine month period compared to 2.32% in the year ago period.  The higher yield is the result of SBA PPP loan forgiveness totaling $227.8 million in the current period.  The loan yield excluding PPP loans was 3.93% in the current period compared to 4.37% in the year ago period. Loans, net averaged $2.2 billion for the nine months ended September 30, 2021 and $2.1 billion for the nine months ended September 30, 2020, respectively. For the nine months ended September 30, the tax-equivalent yield on total investments decreased to 2.09% in 2021 from 2.41% in 2020. Average investments totaled $347.1 million in 2021 and $299.2 million in 2020. Average interest-bearing deposits increased $320.1 million for the nine months ended September 30, 2021, compared to the corresponding period last year due to strong organic deposit growth of new customer relationships and increased public funds.  Total average non-interest bearing deposits increased $129.2 million for the nine months ended September 30, 2021, compared to the comparable period last year which resulted in lowering our higher costing short-term and long-term borrowings.

There was no provision for loan losses for the nine months ended September 30, 2021, a decrease of $6.3 million from the $6.3 million provision for the comparable period of 2020. The lower provision in the nine month period ended September 30, 2021 is due to improved credit quality and the resulting reversal of the COVID-related asset quality qualitative factor adjustment made in the year ago period in our allowance for loan losses methodology. The higher provision in the year ago period reflects changes made to the qualitative factors related to economic and credit quality declines resulting from the onset of the coronavirus pandemic and its uncertain economic impact.

Noninterest income for the nine months ended September 30, 2021 was $10.4 million compared with $11.9 million for the year ago period, a decrease of $1.5 million or 13.1%. The year ago period included a net gain of $0.7 million from the sale of available-for-sale securities, offset by a $0.1 unrealized loss related to our equity security. Service charges, fees, commissions and other are lower in the nine month period ended September 30, 2021 by $0.1 million as an accrual adjustment to a bank owned life insurance benefit, a lower Federal Home Loan Bank dividend and a decrease to service charges on consumer and commercial deposit accounts were partially offset by an increase to our debit card interchange revenue. Wealth management revenue increased $0.3 million in the nine month period ended September 30, 2021 due to a higher number of transactions and commissions while fees on fiduciary activities increased $0.2 million due primarily to market appreciation. Revenue generated from commercial loan interest rate swap transactions decreased $1.2 million in the nine month period ended September 30, 2021 due to a decrease in the number of transactions resulting from unfavorable market rates.

Noninterest expense decreased $0.4 million or 1.0% to $40.4 million for the nine months ended September 30, 2021, from $40.8 million for the nine months ended September 30, 2020. Salaries and employee benefits decreased $1.1 million or 4.8% due to higher deferred costs from an increase in total loan originations which are recorded as a contra-salary expense and lower health insurance costs. Occupancy and equipment expenses were higher by $0.2 million due to information technology investments related to mobile/digital banking solutions in the nine month period ended September 30, 2021. Other expenses were higher by $0.5 million due primarily to higher Pennsylvania shares tax expense and an increase in FDIC insurance assessments in the nine month period ended September 30, 2021 attributed to the receipt of a credit in the year ago period related to the Deposit Insurance Fund's (DIF) minimum reserve ratio assessment.

The provision for income tax expense increased $2.3 million for the nine months ended September 30, 2021 compared to the year ago period due to higher levels of book taxable income and a $0.6 million deferred tax adjustment related to prior periods.

 BALANCE SHEET REVIEW

At September 30, 2021, total assets, loans and deposits were $3.2 billion, $2.2 billion and $2.8 billion, respectively. Loan balances increased from December 31, 2020 as loan demand, exclusive of PPP loans, improved as the economy recovers from COVID-19. Loan growth during the first nine months was $133.9 million when excluding a net decrease of $106.2 million of Small Business Administration (“SBA”) PPP loans. Commercial real estate and tax-exempt loans made up the majority of growth.  During the first nine months of 2021, $227.8 million of PPP loans were forgiven by the SBA.  Total investments were $494.4 million at September 30, 2021, an increase of $191.1 million from $303.3 million at December 31, 2021.  The increase to the investment portfolio results from investing a portion of our low-yielding federal funds balance into higher-yielding earning assets.  Federal funds sold balance at September 30, 2021 was $319.5 million, an increase of $136.5 million during the first nine months of 2020 resulting from strong deposit growth. Total deposits increased $403.8 million or 16.6% from December 31, 2020 due to organic growth of customer relationships throughout all our markets, additional deposits by our commercial customers and seasonal inflows of municipal deposits. Non-interest bearing deposits increased $90.1 million or 14.5% and interest-bearing deposits increased $313.7 million or 17.3% during the nine months ended September 30, 2021.

Stockholders' equity equaled $327.7 million or $45.66 per share at September 30, 2021, and $316.9 million or $43.92 per share at December 31, 2020. The increase in stockholders’ equity from December 31, 2020 is attributable to net income, partially offset by a decrease to accumulated other comprehensive income (“AOCI”) resulting from a decrease to the unrealized gain on investment securities and dividends paid to shareholders.  Tangible stockholders' equity improved to $36.75 per share at September 30, 2021, from $35.00 per share at December 31, 2020. Dividends declared for the nine months ended September 30, 2021 amounted to $1.12 per share, a 3.7% increase from the 2020 period, representing a dividend payout ratio of 29.9%.

ASSET QUALITY REVIEW

Nonperforming assets were $6.1 million or 0.28% of loans, net and foreclosed assets at September 30, 2021, compared to $10.5 million or 0.48% of loans, net and foreclosed assets at December 31, 2020.  The decrease in non-performing assets from year end was due to improving credit trends, the payoff of two non-accrual commercial loans and charge-off of a small business line of credit.  The Company's allowance for loan losses decreased $0.7 million or 2.4% during the first nine months of 2021. The allowance for loan losses at September 30, 2021 continued to reflect the provisions added during 2020 from our adjustment of qualitative factors in our allowance for loan losses methodology, due to economic decline and expectation of increased credit losses from COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $26.7 million or 1.21% of loans, net at September 30, 2021 compared to $27.3 million or 1.26% of loans, net, at December 31, 2020.  Excluding PPP loans which do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.26% at September 30, 2021.  Loans charged-off, net of recoveries, for the nine months ended September 30, 2021, equaled $0.7 million or 0.04% of average loans, compared to $2.4 million or 0.16% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2021	2021	2021	2020	2020
Key performance data:
Share and per share amounts:
Net income	$1.26	$1.18	$1.31	$1.13	$1.14
Core net income (1)	$1.26	$1.18	$1.31	$1.10	$1.09
Cash dividends declared	$0.38	$0.37	$0.37	$0.36	$0.36
Book value	$45.66	$45.11	$44.00	$43.92	$43.30
Tangible book value (1)	$36.75	$36.21	$35.10	$35.00	$34.40
Market value:
High	$46.92	$45.38	$47.34	$40.40	$39.38
Low	$41.91	$41.10	$36.02	$34.47	$32.51
Closing	$45.57	$42.60	$42.24	$36.76	$34.76
Market capitalization	$327,057	$306,836	$304,605	$265,231	$251,743
Common shares outstanding	7,177,028	7,202,728	7,211,293	7,215,202	7,242,326
Selected ratios:
Return on average stockholders’ equity	11.01%	10.71%	12.00%	10.32%	10.58%
Core return on average stockholders’ equity (1)	11.01%	10.72%	11.98%	10.05%	10.12%
Return on average tangible stockholders’ equity	13.69%	13.39%	15.02%	12.96%	13.34%
Core return on average tangible stockholders’ equity (1)	13.68%	13.41%	14.99%	12.62%	12.76%
Return on average assets	1.17%	1.14%	1.32%	1.13%	1.21%
Core return on average assets (1)	1.17%	1.14%	1.32%	1.10%	1.16%
Stockholders’ equity to total assets	10.14%	10.84%	10.59%	10.99%	11.18%
Efficiency ratio (2)	54.87%	55.71%	50.83%	56.35%	55.94%
Nonperforming assets to loans, net, and foreclosed assets	0.28%	0.33%	0.38%	0.48%	0.52%
Net charge-offs to average loans, net	0.08%	0.03%	0.01%	0.05%	0.26%
Allowance for loan losses to loans, net	1.21%	1.20%	1.23%	1.26%	1.21%
Interest-bearing assets yield (FTE) (3)	3.37%	3.32%	3.55%	3.49%	3.73%
Cost of funds	0.42%	0.50%	0.57%	0.67%	0.76%
Net interest spread (FTE) (3)	2.95%	2.81%	2.99%	2.81%	2.97%
Net interest margin (FTE) (3)	3.07%	2.96%	3.15%	3.00%	3.19%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Sept 30	Sept 30
Nine Months Ended	2021	2020
Interest income:
Interest and fees on loans:
Taxable	$62,205	$62,978
Tax-exempt	2,859	2,848
Interest and dividends on investment securities:
Taxable	3,804	4,223
Tax-exempt	1,233	874
Dividends	72	71
Interest on interest-bearing deposits in other banks	6	27
Interest on federal funds sold	228	19
Total interest income	70,407	71,040
Interest expense:
Interest on deposits	5,731	9,125
Interest on short-term borrowings	78	757
Interest on long-term debt	225	575
Interest on subordinated debt	1,330	591
Total interest expense	7,364	11,048
Net interest income	63,043	59,992
Provision for loan losses		6,350
Net interest income after provision for loan losses	63,043	53,642
Noninterest income:
Service charges, fees, commissions and other	4,476	4,622
Merchant services income	759	723
Commissions and fees on fiduciary activities	1,725	1,574
Wealth management income	1,207	890
Mortgage banking income	764	937
Increase in cash surrender value of life insurance	669	572
Interest rate swap revenue	744	1,947
Net gain (loss) on investment securities	9	(82)
Net gain on sale of investment securities available-for-sale		724
Total noninterest income	10,353	11,907
Noninterest expense:
Salaries and employee benefits expense	21,649	22,735
Net occupancy and equipment expense	9,464	9,252
Amortization of intangible assets	375	462
Other expenses	8,960	8,418
Total noninterest expense	40,448	40,867
Income before income taxes	32,948	24,682
Provision for income tax expense	5,843	3,513
Net income	$27,105	$21,169
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(8,409)	$9,084
Reclassification adjustment for gains included in net income		(724)
Change in derivative fair value	(22)	356
Income tax related to other comprehensive income	(1,771)	1,830
Other comprehensive income, net of income taxes	(6,660)	6,886
Comprehensive income	$20,445	$28,055
Share and per share amounts:
Net income - basic	$3.76	$2.89
Net income - diluted	3.74	2.87
Cash dividends declared	$1.12	$1.08
Average common shares outstanding - basic	7,204,399	7,332,539
Average common shares outstanding - diluted	7,239,463	7,364,693

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2021	2021	2021	2020	2020
Interest income:
Interest and fees on loans:
Taxable	$21,276	$20,029	$20,900	$20,705	$20,901
Tax-exempt	1,024	965	870	888	876
Interest and dividends on investment securities available-for-sale:
Taxable	1,285	1,276	1,243	1,111	1,250
Tax-exempt	432	411	390	304	280
Dividends	24	25	23	26	23
Interest on interest-bearing deposits in other banks	2	2	2	4	4
Interest on federal funds sold	124	55	49	47	12
Total interest income	24,167	22,763	23,477	23,085	23,346
Interest expense:
Interest on deposits	1,698	1,941	2,092	2,614	2,758
Interest on short-term borrowings		6	71	91	82
Interest on long-term debt	41	82	103	127	139
Interest on subordinated debt	443	444	443	444	443
Total interest expense	2,182	2,473	2,709	3,276	3,422
Net interest income	21,985	20,290	20,768	19,809	19,924
Provision (credit) for loan losses	400	100	(500)	1,050	1,050
Net interest income after provision (credit) for loan losses	21,585	20,190	21,268	18,759	18,874
Noninterest income:
Service charges, fees, commissions and other	1,667	1,625	1,184	2,187	1,584
Merchant services income	158	508	93	101	137
Commissions and fees on fiduciary activities	639	553	533	551	575
Wealth management income	432	417	358	392	272
Mortgage banking income	244	208	312	658	488
Increase in cash surrender value of life insurance	225	225	219	202	192
Interest rate swap revenue (expense)	79	(132)	797	374	1,228
Net gain (loss) on investment securities	5	(17)	21	76	2
Net gain on sale of investment securities available-for-sale				194	457
Total noninterest income	3,449	3,387	3,517	4,735	4,935
Noninterest expense:
Salaries and employee benefits expense	7,829	7,250	6,570	7,400	7,831
Net occupancy and equipment expense	3,150	3,047	3,267	3,588	3,131
Amortization of intangible assets	125	125	125	144	154
Other expenses	3,187	3,106	2,667	2,869	2,858
Total noninterest expense	14,291	13,528	12,629	14,001	13,974
Income before income taxes	10,743	10,049	12,156	9,493	9,835
Income tax expense	1,647	1,518	2,678	1,308	1,523
Net income	$9,096	$8,531	$9,478	$8,185	$8,312
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(3,130)	$2,470	$(7,749)	$(305)	$(639)
Reclassification adjustment for gains included in net income				(194)	(457)
Change in benefit plan liabilities				(1,398)
Change in derivative fair value	(128)	(135)	242	(41)	(137)
Income tax related to other comprehensive income	(684)	490	(1,576)	(407)	(260)
Other comprehensive income, net of income taxes	(2,574)	1,845	(5,931)	(1,531)	(973)
Comprehensive income	$6,522	$10,376	$3,547	$6,654	$7,339
Share and per share amounts:
Net income - basic	$1.26	$1.18	$1.31	$1.13	$1.14
Net income - diluted	1.26	1.18	1.31	1.13	1.14
Cash dividends declared	$0.38	$0.37	$0.37	$0.36	$0.36
Average common shares outstanding - basic	7,198,125	7,204,261	7,210,952	7,222,810	7,277,189
Average common shares outstanding - diluted	7,233,189	7,239,325	7,246,016	7,257,874	7,312,253

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2021	2021	2021	2020	2020
Net interest income:
Interest income
Loans, net:
Taxable	$21,276	$20,029	$20,900	$20,705	$20,901
Tax-exempt	1,296	1,222	1,101	1,124	1,109
Total loans, net	22,572	21,251	22,001	21,829	22,010
Investments:
Taxable	1,310	1,301	1,266	1,137	1,273
Tax-exempt	547	520	494	385	354
Total investments	1,857	1,821	1,760	1,522	1,627
Interest on interest-bearing balances in other banks	2	2	2	4	4
Federal funds sold	124	55	49	47	12
Total interest income	24,555	23,129	23,812	23,402	23,653
Interest expense:
Deposits	1,698	1,941	2,092	2,614	2,758
Short-term borrowings		6	71	91	82
Long-term debt	41	82	103	127	139
Subordinated debt	443	444	443	444	443
Total interest expense	2,182	2,473	2,709	3,276	3,422
Net interest income	$22,373	$20,656	$21,103	$20,126	$20,231
Loans, net:
Taxable	4.15%	3.87%	4.13%	3.98%	4.04%
Tax-exempt	3.04%	3.30%	3.56%	3.80%	3.70%
Total loans, net	4.06%	3.83%	4.09%	3.97%	4.02%
Investments:
Taxable	1.85%	1.97%	1.97%	2.03%	2.09%
Tax-exempt	2.56%	2.66%	2.78%	3.30%	3.56%
Total investments	2.02%	2.13%	2.15%	2.25%	2.30%
Interest-bearing balances with banks	0.07%	0.08%	0.06%	0.06%	0.08%
Federal funds sold	0.16%	0.10%	0.10%	0.10%	0.11%
Total interest-bearing assets	3.37%	3.32%	3.55%	3.49%	3.73%
Interest expense:
Deposits	0.34%	0.41%	0.46%	0.57%	0.65%
Short-term borrowings		0.33%	0.57%	0.72%	0.65%
Long-term debt	4.68%	2.98%	2.88%	2.70%	2.59%
Subordinated debt	5.37%	5.38%	5.38%	5.38%	5.37%
Total interest-bearing liabilities	0.42%	0.50%	0.57%	0.67%	0.76%
Net interest spread	2.95%	2.81%	2.98%	2.81%	2.97%
Net interest margin	3.07%	2.96%	3.15%	3.00%	3.19%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2021	2021	2021	2020	2020
Assets:
Cash and due from banks	$33,662	$41,789	$30,786	$29,287	$42,940
Interest-bearing balances in other banks	7,425	10,262	8,432	15,905	20,972
Federal funds sold	319,500	196,000	264,100	183,000	102,300
Investment securities:
Available-for-sale	461,372	336,449	333,753	295,911	247,404
Equity investments carried at fair value	147	142	159	138	341
Held-to-maturity	32,848	7,104	7,166	7,225	7,297
Loans held for sale	997	1,545	458	837	2,161
Loans, net	2,205,661	2,236,826	2,179,534	2,177,982	2,188,463
Less: allowance for loan losses	26,693	26,739	26,783	27,344	26,584
Net loans	2,178,968	2,210,087	2,152,751	2,150,638	2,161,879
Premises and equipment, net	50,682	46,305	46,777	47,045	47,926
Accrued interest receivable	8,280	7,844	8,206	8,255	8,595
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	584	710	835	960	1,104
Bank owned life insurance	42,734	42,750	42,530	42,316	37,099
Other assets	32,956	33,379	36,146	38,915	62,274
Total assets	$3,233,525	$2,997,736	$2,995,469	$2,883,802	$2,805,662
Liabilities:
Deposits:
Noninterest-bearing	$712,601	$672,274	$661,262	$622,475	$579,196
Interest-bearing	2,128,318	1,939,492	1,889,154	1,814,638	1,777,688
Total deposits	2,840,919	2,611,766	2,550,416	2,437,113	2,356,884
Short-term borrowings			51,980	50,000	50,000
Long-term debt	3,235	3,752	14,264	14,769	20,269
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	872	469	1,120	736	1,289
Other liabilities	27,767	23,858	27,358	31,307	30,597
Total liabilities	2,905,793	2,672,845	2,678,138	2,566,925	2,492,039
Stockholders’ equity:
Common stock	14,356	14,407	14,423	14,414	14,468
Capital surplus	127,826	128,719	128,854	129,291	130,038
Retained earnings	190,061	183,702	177,836	171,023	165,437
Accumulated other comprehensive gain (loss)	(4,511)	(1,937)	(3,782)	2,149	3,680
Total stockholders’ equity	327,732	324,891	317,331	316,877	313,623
Total liabilities and stockholders’ equity	$3,233,525	$2,997,736	$2,995,469	$2,883,802	$2,805,662

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Average quarterly balances	2021	2021	2021	2020	2020
Assets:
Loans, net:
Taxable	$2,033,752	$2,075,808	$2,054,120	$2,068,600	$2,059,357
Tax-exempt	169,273	148,747	125,352	117,650	119,202
Total loans, net	2,203,025	2,224,555	2,179,472	2,186,250	2,178,559
Investments:
Taxable	280,767	264,490	260,238	223,333	241,904
Tax-exempt	84,701	78,521	72,177	46,361	39,591
Total investments	365,468	343,011	332,415	269,694	281,495
Interest-bearing balances with banks	12,004	9,653	13,260	26,232	20,250
Federal funds sold	311,015	220,247	191,720	185,874	45,439
Total interest-bearing assets	2,891,512	2,797,466	2,716,867	2,668,050	2,525,743
Other assets	202,456	199,082	197,178	204,348	199,433
Total assets	$3,093,968	$2,996,548	$2,914,045	$2,872,398	$2,725,176
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,007,868	$1,921,754	$1,833,661	$1,829,248	$1,690,440
Noninterest-bearing	696,331	680,431	634,806	596,880	587,448
Total deposits	2,704,199	2,602,185	2,468,467	2,426,128	2,277,888
Short-term borrowings		7,300	50,470	50,000	50,038
Long-term debt	3,475	11,025	14,509	18,699	21,354
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	25,635	23,420	27,371	28,946	30,454
Total liabilities	2,766,309	2,676,930	2,593,817	2,556,773	2,412,734
Stockholders’ equity	327,659	319,618	320,228	315,625	312,442
Total liabilities and stockholders’ equity	$3,093,968	$2,996,548	$2,914,045	$2,872,398	$2,725,176

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2021	2021	2021	2020	2020
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$5,559	$7,216	$8,073	$9,799	$10,692
Accruing loans past due 90 days or more	78	49	172	71	52
Foreclosed assets	487	29	131	632	649
Total nonperforming assets	$6,124	$7,294	$8,376	$10,502	$11,393

Three months ended
Allowance for loan losses:
Beginning balance	$26,739	$26,783	$27,344	$26,584	$26,957
Charge-offs	466	190	195	522	1,542
Recoveries	20	46	134	232	119
Provision for loan losses	400	100	(500)	1,050	1,050
Ending balance	$26,693	$26,739	$26,783	$27,344	$26,584

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2021	2021	2021	2020	2020
Core net income per share:
Net income GAAP	$9,096	$8,531	$9,478	$8,185	$8,312
Adjustments:
Less: (gain) loss on investment securities	(5)	17	(21)	(270)	(459)
Add: (gain) loss on investment securities tax adjustment	1	(4)	4	57	96
Net income Core	$9,092	$8,544	$9,461	$7,972	$7,949
Average common shares outstanding - diluted	7,233,189	7,239,325	7,246,016	7,257,874	7,312,253
Core net income per share	$1.26	$1.18	$1.31	$1.10	$1.09
Tangible book value:
Total stockholders’ equity	$327,732	$324,891	$317,331	$316,877	$313,623
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	584	710	835	960	1,104
Total tangible stockholders’ equity	$263,778	$260,811	$253,126	$252,547	$249,149
Common shares outstanding	7,177,028	7,202,728	7,211,293	7,215,202	7,242,326
Tangible book value per share	$36.75	$36.21	$35.10	$35.00	$34.40
Core return on average stockholders’ equity:
Net income GAAP	$9,096	$8,531	$9,478	$8,185	$8,312
Adjustments:
Less: (gain) loss on investment securities	(5)	17	(21)	(270)	(459)
Add: (gain) loss on investment securities tax adjustment	1	(4)	4	57	96
Net income Core	$9,092	$8,544	$9,461	$7,972	$7,949
Average stockholders’ equity	$327,659	$319,618	$320,228	$315,625	$312,442
Core return on average stockholders’ equity	11.01%	10.72%	11.98%	10.05%	10.12%
Return on average tangible equity:
Net income GAAP	$9,096	$8,531	$9,478	$8,185	$8,312
Average stockholders’ equity	$327,659	$319,618	$320,228	$315,625	$312,442
Less: average intangibles	64,017	64,143	64,268	64,402	64,551
Average tangible stockholders’ equity	$263,642	$255,475	$255,960	$251,223	$247,891
Return on average tangible stockholders’ equity	13.69%	13.39%	15.02%	12.96%	13.34%
Core return on average tangible stockholders’ equity:
Net income GAAP	$9,096	$8,531	$9,478	$8,185	$8,312
Adjustments:
Less: (gain) loss on investment securities	(5)	17	(21)	(270)	(459)
Add: (gain) loss on investment securities tax adjustment	1	(4)	4	57	96
Net income Core	$9,092	$8,544	$9,461	$7,972	$7,949
Average stockholders’ equity	$327,659	$319,618	$320,228	$315,625	$312,442
Less: average intangibles	64,017	64,143	64,268	64,402	64,551
Average tangible stockholders’ equity	$263,642	$225,475	$255,960	$251,223	$247,891
Core return on average tangible stockholders’ equity	13.68%	13.41%	14.99%	12.62%	12.76%
Core return on average assets:
Net income GAAP	$9,096	$8,531	$9,478	$8,185	$8,312
Adjustments:
Less: (gain) loss on investment securities	(5)	17	(21)	(270)	(459)
Add: (gain) loss on investment securities tax adjustment	1	(4)	4	57	96
Net income Core	$9,092	$8,544	$9,461	$7,972	$7,949
Average assets	$3,093,968	$2,996,548	$2,914,045	$2,872,398	$2,725,176
Core return on average assets	1.17%	1.14%	1.32%	1.10%	1.16%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	Sept 30	Sept 30
Nine Months Ended	2021	2020
Core net income per share:
Net income (GAAP)	$27,105	$21,169
Adjustments:
Less: Gain on investment securities		724
Less: Gain (loss) on equity securities	9	(82)
Add: Gain on investment securities tax adjustment		152
Add: Gain (loss) on equity securites line tax adjustment	2	(17)
Net income Core	$27,098	$20,662
Average basic common shares outstanding	7,204,399	7,332,539
Average diluted common shares outstanding	7,239,463	7,364,693
Core net income per share - basic	$3.76	$2.82
Core net income per share - diluted	$3.74	$2.81

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and nine months ended September 30, 2021 and 2020:

Three months ended September 30	2021	2020
Interest income (GAAP)	$24,167	$23,346
Adjustment to FTE	388	307
Interest income adjusted to FTE (non-GAAP)	24,555	23,653
Interest expense	2,182	3,422
Net interest income adjusted to FTE (non-GAAP)	$22,373	$20,231

Nine months ended September 30	2021	2020
Interest income (GAAP)	$70,407	$71,040
Adjustment to FTE	1,089	989
Interest income adjusted to FTE (non-GAAP)	71,496	72,029
Interest expense	7,364	11,048
Net interest income adjusted to FTE (non-GAAP)	$64,132	$60,981

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and nine months ended September 30, 2021 and 2020:

Three months ended September 30	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$14,291	$13,974
Less: amortization of intangible assets expense	125	154
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	14,166	13,820

Net interest income (GAAP)	21,985	19,924
Plus: taxable equivalent adjustment	388	307
Noninterest income (GAAP)	3,449	4,935
Less: net gains on equity securities	5	2
Less: net gains on sale of securities		457
Net interest income (FTE) plus noninterest income (non-GAAP)	$25,817	$24,707

Efficiency ratio (non-GAAP)	54.87%	55.94%

Nine months ended September 30	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$40,448	$40,867
Less: amortization of intangible assets expense	375	462
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	40,073	40,405

Net interest income (GAAP)	63,043	59,992
Plus: taxable equivalent adjustment	1,089	989
Noninterest income (GAAP)	10,353	11,907
Less: net gains (losses) on equity securities	9	(82)
Less: net gains on sale of investment securities		724
Net interest income (FTE) plus noninterest income (non-GAAP)	$74,476	$72,246

Efficiency ratio (non-GAAP)	53.81%	55.93%